Exhibit 99.2

Crown Crafts Announces CFO Transition

Craig J. Demarest Retiring as CFO Effective June 30, 2025

Claire K. Spencer Appointed as New CFO Effective Upon Mr. Demarest’s Retirement

Gonzales, Louisiana – June 16, 2025, Crown Crafts, Inc. (NASDAQ: CRWS) (the “Company”) today announced that Claire K. Spencer has joined the Company as Vice President and, effective upon Craig J. Demarest’s retirement as the Company’s Chief Financial Officer on June 30, 2025, has been appointed Chief Financial Officer of the Company.

Olivia Elliott, President and Chief Executive Officer, stated, “I am excited to welcome Claire to Crown Crafts as our next Chief Financial Officer. I look forward to working closely with Claire as we continue to execute our long-term strategic plan and pursue growth opportunities across our brand portfolio. I would also like to thank Craig for his leadership as our Chief Financial Officer over the past four years and wish him the very best in his retirement.”

Claire K. Spencer, Vice President and Chief Financial Officer effective June 30, 2025, said, “I am honored to join Crown Crafts and have the opportunity to lead the finance and accounting team to support the Company’s financial and strategic goals and drive shareholder value.”

About Claire K. Spencer

Ms. Spencer served from July 30, 2021 through June 2, 2025 as Director of SEC Reporting for H&E Equipment Services, Inc., a Nasdaq listed equipment rental company (“H&E”), where she was responsible for managing all aspects of H&E’s Securities and Exchange Commission filings and compliance. From July 2019 to July 2021, Ms. Spencer served as H&E’s SEC Reporting Manager. Prior to joining H&E, she was the Financial Reporting Manager at HRI Properties, LLC, a real estate development company, from May 2017 to June 2019 and served in various audit roles at KPMG, LLP from October 2013 to May 2017. Ms. Spencer earned a Master of Science in Accounting and a Bachelor of Business Administration in Accounting from Southern Methodist University. She is a member of the American Institute of Certified Public Accountants as well as both the Texas and Louisiana Society of Certified Public Accountants.

About Crown Crafts, Inc.

Crown Crafts, Inc. designs, markets, and distributes infant, toddler, and juvenile consumer products. Founded in 1957, Crown Crafts is one of America’s largest producers of infant bedding, toddler bedding, diaper bags, bibs, toys, and disposable products. The Company operates through its wholly owned subsidiaries, NoJo Baby & Kids, Inc. and Sassy Baby, Inc., which market a variety of infant, toddler, and juvenile products under Company-owned trademarks, as well as licensed collections and exclusive private label programs. Sales are made directly to retailers such as mass merchants, large chain stores, and juvenile specialty stores. For more information, visit the Company’s website at www.crowncrafts.com.

Forward-Looking Statements

The foregoing contains forward-looking statements within the meaning of the Securities Act of 1933, the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current expectations, projections, estimates and assumptions. Words such as “expects,” “believes,” “anticipates” and variations of such words and similar expressions identify such forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause future results to differ materially from those suggested by the forward-looking statements. These risks include, among others, general economic conditions, including changes in interest rates, in the overall level of consumer spending and in the price of oil, cotton and other raw materials used in the Company’s products, changing competition, changes in the retail environment, the Company’s ability to successfully integrate newly acquired businesses, the level and pricing of future orders from the Company’s customers, the extent to which the Company’s business is concentrated in a small number of customers, the Company’s dependence upon third-party suppliers, including some located in foreign countries, customer acceptance of both new designs and newly-introduced product lines, actions of competitors that may impact the Company’s business, disruptions to transportation systems or shipping lanes used by the Company or its suppliers, and the Company’s dependence upon licenses from third parties. Reference is also made to the Company’s periodic filings with the Securities and Exchange Commission for additional factors that may impact the Company’s results of operations and financial condition. The Company does not undertake to update the forward-looking statements contained herein to conform to actual results or changes in our expectations, whether as a result of new information, future events or otherwise.

Contact:

Craig J. Demarest

Vice President and Chief Financial Officer

(225) 647-9118

cdemarest@crowncrafts.com

Investor Relations:

Three Part Advisors

Steven Hooser, Partner, or Matt Hodges, Managing Director

(817) 343-8021